EXHIBIT 8.1

                           SUBSIDIARIES OF THE COMPANY



SUBSIDIARY                                              JURISDICTION
----------                                              ------------
Tefron USA, Inc                                         Delaware
Macro Clothing Ltd.                                     Israel
Hi-Tex Founded By Tefron Ltd.                           Israel
El-Masira Textile Company Ltd.                          Jordan
Tefron Holding Netherland B.V.                          Netherlands
Tefron UK, Limited                                      England